Exhibit 99.1
                                                                    ------------




                         [PONDEL WILKINSON LETTERHEAD]



             CONTACTS:     Charles Cimitile
                           Chief Financial Officer
                           SPAR Group, Inc.
                           (914) 332-4100
NEWS
RELEASE                    Roger S. Pondel
                           PondelWilkinson Inc.
                           (310) 279-5980



                               SPAR SECURITIES TO BEGIN TRADING
                            ON NASDAQ SMALLCAP MARKET SEPTEMBER 29

                    TARRYTOWN, NY -- September 28, 2004 -- SPAR Group, Inc.
             (Nasdaq:SGRP) said today it has received notification from Nasdaq that the company's application for listing its securities on the Nasdaq SmallCap Market has been approved. The company's securities will begin trading on the Nasdaq SmallCap Market on September 29, 2004, and will continue to be traded under the ticker symbol SGRP. The company's securities previously traded on the Nasdaq National Market.

                    SPAR Group, Inc. is a diversified international marketing
             services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, in-store demonstrations, technology and research to manufacturers and retailers covering all product classifications and all classes of trade, including mass market, drug store, convenience store and grocery chains, throughout the United States and internationally.


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